                                                                   EXHIBIT 99.1


NEWS RELEASE



FOR:            OROAMERICA, INC.

CONTACT:        Shiu Shao, Chief Financial Officer
                Ph:  (818) 848-5555                     FOR IMMEDIATE RELEASE


             OROAMERICA ANNOUNCES TERMINATION OF MERGER DISCUSSIONS

        BURBANK, CA, November 18, 1996 - OroAmerica, Inc. (NASDAQ NMS Symbol:
OROA), the nation's largest manufacturer and distributor of karat gold products, announced today that its previously announced discussions of a possible merger with Michael Anthony Jewelers, Inc. (ASE:MAJ) have been terminated.

        Guy Benhamou, Chairman and Chief Executive Officer of OroAmerica, stated "With the termination of the negotiations with Michael Anthony Jewelers, OroAmerica currently is not engaged in discussions of any possible business combinations or similar transactions. The Company is directing its efforts to improving the profitability of its core business."

        OroAmerica's product lines include more than 1,800 styles of gold chains, earrings, bracelets, rings and charms. The Company also markets a line of silver jewelry products. Founded in 1977, OroAmerica sells products to more than 900 customers through its retail and wholesale divisions and operates manufacturing and office facilities with over 67,000 square feet in Burbank, California.